Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hythiam, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2004 relating to the financial statements of Hythiam, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO SEIDMAN

BDO Seidman, LLP
Los Angeles, California

December 17, 2004